UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 9, 2014, Analog Devices, Inc. (the “Company”) and its newly formed, wholly owned subsidiary, BBAC Corp. (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hittite Microwave Corporation (“Hittite”), pursuant to which the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Hittite, par value $0.01 per share, at a price of $78.00 per share, net to the seller in cash, without interest (such amount, the “Offer Price”). Following the consummation of the Offer, the Purchaser will merge with and into Hittite (the “Merger”), and all shares of Hittite common stock not acquired in the Offer (other than shares held by holders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law) will convert into the right to receive the Offer Price. Hittite will survive the Merger as a wholly owned subsidiary of the Company. The Merger Agreement includes customary representations, warranties and covenants by the parties.

Under the Merger Agreement, the Purchaser is obligated to commence the Offer within 10 business days after the date of the Merger Agreement. The Offer will expire 20 business days after its commencement, subject to extension in accordance with the terms of the Merger Agreement.

The obligations of the Company and the Purchaser to accept for payment and pay for the shares of Hittite common stock tendered in the Offer and to complete the Merger are subject to customary conditions, including, among other things: (i) at least a majority of the outstanding shares of Hittite common stock (assuming that shares issuable in respect of vested Hittite restricted stock units and options are outstanding) shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn, (ii) the expiration or termination of applicable waiting periods under antitrust laws in the United States and Germany, (iii) the absence of injunctions or other restraints prohibiting the transactions, (iv) the accuracy of representations and warranties made by Hittite in the Merger Agreement, (v) compliance by Hittite with its covenants in the Merger Agreement and (vi) the absence of a material adverse effect on Hittite. The Company’s and the Purchaser’s obligations are not subject to a financing condition.

Under the Merger Agreement, the Company is entitled to receive a termination fee of $86.5 million if (i) the Company terminates the Merger Agreement due to a change in the Hittite board’s recommendation; (ii) the Company terminates the Merger Agreement due to an intentional breach in any material respect of any of the non-solicitation obligations in the Merger Agreement, (iii) Hittite terminates the Merger Agreement to accept a superior proposal; or (iv) Hittite receives an alternative acquisition proposal prior to termination of the Merger Agreement and the Merger Agreement is terminated by either party because the outside date occurs or Hittite has breached its representations, warranties or covenants and, within one year after such termination, Hittite enters into a definitive agreement to consummate, or consummates, any alternative acquisition proposal.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the Company and Hittite made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement, and may be subject to important qualifications and limitations agreed to by the Company and Hittite in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and Hittite rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Commitment Letter

Also on June 9, 2014 and in connection with the execution of the Merger Agreement, the Company executed a commitment letter (the “Commitment Letter”) with Credit Suisse AG and Credit Suisse Securities (USA) LLC (collectively, “Credit Suisse”), pursuant to which Credit Suisse has committed to provide the Company with a 90-day term loan facility in an aggregate principal amount of $2 billion to fund, in part, the Company’s acquisition of Hittite pursuant to the Merger Agreement. Amounts drawn under the facility will bear interest, at the Company’s option, at LIBOR plus 1.00% or a rate equal to the highest of (a) the prime rate, (b) the federal funds effective rate plus 0.50% and (c) 30-day LIBOR plus 1.00%. The Company expects that a subsidiary of the Company will assume the loan under the facility and repay it out of existing cash balances on or before maturity. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 9, 2014, the Company and Hittite issued a joint press release announcing the execution of the Merger Agreement. The joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 9, 2014, the Company and Hittite held a joint investor conference call in connection with the announcement of the execution of the Merger Agreement. A transcript of the conference call is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 9, 2014, the Company and Hittite made available to Hittite employees the frequently asked questions filed as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

On June 9, 2014, the Company and Hittite made available to Hittite employees the presentation filed as Exhibit 99.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of Hittite common stock. At the time the Offer is commenced, the Company and the Purchaser will file with the Securities and Exchange Commission (“SEC”) and mail to Hittite’s stockholders a Tender Offer Statement and Hittite will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement in connection with the Offer. These documents will contain important information about the Company, Hittite, the Offer and the Merger and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available. Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by the Company and Hittite through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from the Company by contacting the Company’s Director of Investor Relations at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062; telephone: 781-461-3282 or by contacting Hittite’s Chief Financial Officer at Hittite Microwave Corporation, 2 Elizabeth Drive, Chelmsford, Massachusetts 01824; telephone: 978-250-3343.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which address a variety of subjects including, for example, the expected timetable for the closing of the transaction between the Company and Hittite, the expected benefits and synergies of the transaction, including the effect of the transaction on the Company’s non-GAAP earnings, the Company’s expected product development and technical advances resulting from the transaction, the availability of debt financing for the transaction and the Company’s guidance for the remainder of fiscal year 2014. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Such statements are based on the Company’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the transaction is subject to the tender of shares by Hittite stockholders representing at least a majority of the outstanding shares (assuming that shares issuable in respect of vested Hittite restricted stock units and options are outstanding); the receipt of regulatory approvals, and other closing conditions, the non-satisfaction of which may delay or prevent the closing of the transaction; the transaction may involve unexpected costs; the expected benefits of the transaction may not be achieved in a timely manner, or at all; Hittite’s business may not be successfully integrated with the Company’s following the closing; and disruption from the transaction may adversely affect Hittite’s relationships with its customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both the Company’s and Hittite’s filings with the SEC, including the risk factors contained in each of the Company’s and Hittite’s most recent Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, the Company does not undertake any obligation to update forward-looking statements made by it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: June 9, 2014	By:	/s/ David A. Zinsner
David A. Zinsner
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated as of June 9, 2014, among the Company, the Purchaser and Hittite

10.1	Commitment Letter, dated as of June 9, 2014, among the Company, Credit Suisse AG and Credit Suisse Securities (USA) LLC

99.1	Joint Press Release issued by the Company and Hittite on June 9, 2014

99.2	Transcript of joint investor conference call held by the Company and Hittite on June 9, 2014

99.3	Frequently Asked Questions made available by the Company on June 9, 2014

99.4	Employee presentation made available by the Company and Hittite on June 9, 2014

(1)	Schedules to this Exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.